Exhibit 99.01

Imperva Announces First Quarter 2014 Financial Results

•	Total revenue of $31.5 million

•	Services revenue growth of 35% was driven by the 124% year-over-year increase in subscription revenue

•	Total deferred revenue at March 31, 2014 increased 31% year-over-year to $61.0 million

Redwood Shores, Calif. – May 1, 2014 – Imperva, Inc. (NYSE: IMPV), pioneering the third pillar of enterprise security with a new layer of protection designed specifically for physical and virtual data centers, today announced financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Financial Highlights

•	Revenue: Total revenue for the first quarter of 2014 was $31.5 million compared to $28.6 million in the first quarter of 2013. Within total revenue, product revenue was $12.0 million compared to $14.2 million in the same period last year. Services revenue increased 35% year-over-year to $19.5 million and accounted for 62% of total revenue, up from 50% in the first quarter of 2013. Within services revenue, overall subscription revenue grew 124% to $4.6 million, compared to the first quarter of 2013. Combined product and subscriptions revenue was $16.6 million compared to $16.2 million in the first quarter of 2013.

•	Operating Profit (Loss): Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $(17.8) million for the first quarter compared to a loss of $(6.0) million during the first quarter in 2013. GAAP results included stock-based compensation expense of $6.7 million for the first quarter of 2014 and $2.9 million for the first quarter of 2013. GAAP results also included amortization of intangibles and acquisition related expenses of $0.2 million and $1.4 million, respectively, during the first quarter of 2014. Non-GAAP operating loss for the first quarter was $(9.6) million, compared to a loss of $(3.1) million during the same period in 2013, excluding the above mentioned charges.

•	Net Profit (Loss): GAAP net loss attributable to Imperva stockholders for the first quarter was $(17.4) million, or $(0.69) per share based on 25.3 million weighted average diluted shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $(6.1) million, or $(0.25) per share based on 23.9 million weighted average shares outstanding in the prior-year period.

Non-GAAP net loss attributable to Imperva stockholders for the first quarter of 2014 was $(9.1) million, or $(0.36) per share based on 25.3 million weighted average diluted shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss attributable to Imperva stockholders of $(3.2) million, or $(0.13) per share based on 23.9 million weighted average diluted shares outstanding in the prior-year period.

Both GAAP and non-GAAP profit and loss per share attributable to Imperva stockholders for the first quarter ended March 31, 2014 adjust for the loss attributable to Imperva’s non-controlling interest in Incapsula. With the closing of the acquisition of the remaining shares of Incapsula during the first quarter, we will no longer adjust for the loss attributable to the non-controlling interest in future periods. A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

•	Balance Sheet: As of March 31, 2014, Imperva had cash, cash equivalents and investments of $105.9 million. Total deferred revenue of $61.0 million increased 31% compared to $46.6 million as of March 31, 2013.

First Quarter 2014 Operating Highlights

•	During the first quarter of 2014, Imperva added 171 new customers compared to 148 during the first quarter of last year.

•	During the first quarter of 2014, Imperva booked 67 deals with a value over $100,000 compared to 64 deals during the first quarter of last year.

“Our first quarter results were primarily impacted by extended sales cycles on deals over $100,000 resulting from a combination of sales execution challenges in the United States and intensifying competition for large orders,” stated Shlomo Kramer, President and Chief Executive Officer of Imperva. “Despite these challenges, we saw strength in EMEA as well as in sales of subscription products, while our overall win rates remained consistent during the quarter. Looking forward, we believe that Imperva is in position to reaccelerate growth longer term due to our commitment to innovation, momentum with subscriptions and our growing pipeline of opportunities globally, as well as our comprehensive plan for addressing the security challenges for the cloud.”

Business Outlook

The following forward-looking statements reflect expectations as of May 1, 2014. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

Second Quarter Expectations – Ending June 30, 2014

Imperva expects total revenue for the second quarter of 2014 to be in the range of $33.0 million to $36.0 million, representing growth in the range of 5% to 15% compared to the same period in 2013. The company expects in the second quarter of 2014 non-GAAP gross margins of approximately 78%. Further, Imperva expects in the second quarter of 2014 non-GAAP operating loss to be in the range of $(9.0) million to $(11.5) million and non-GAAP net loss to be in the range of $(9.5) million to $(12.0) million, or a loss of $(0.37) to $(0.47) per share based on approximately 25.5 million weighted average shares, which excludes stock-based compensation, amortization of intangibles and acquisition-related expenses.

Full Year Expectations – Ending December 31, 2014

Imperva expects total revenue for 2014 to be in the range of $150.0 million to $160.0 million, or up 9% to 16% compared to 2013. Imperva expects 2014 non-GAAP gross margins of approximately 79%. Further, the company expects 2014 non-GAAP operating loss to be in the range of $(24.0) million to $(32.0) million and non-GAAP net loss to be in the range of $(25.0) million to $(33.0) million, or a loss of $(0.94) to $(1.25) per share based on approximately 26.5 million weighted average shares, which excludes stock-based compensation, amortization of intangibles and acquisition-related expenses. Imperva expects capital expenditures for the full year to be in the range of $3.5 million to $4.5 million. Finally, the company expects to generate negative cash flows from operations in 2014.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the first quarter ended March 31, 2014. To access this call, dial 888.505.4347 for the U.S. and Canada or 719.457.0349 for international callers with conference ID #8991202. A live webcast of the conference call will be accessible from the investors page of Imperva’s website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through May 15, 2014, by dialing 877.870.5176 for the U.S. and Canada, or 858.384.5517 for international callers and entering passcode #8991202.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP net loss and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation, amortization of intangibles and acquisition-related expenses from the Imperva unaudited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding Imperva’s “Business Outlook” (“Second Quarter Expectations – Ending June 30, 2014” and “Full Year Expectations – Ending December 31, 2014”); Imperva’s belief that it is in position to reaccelerate growth longer term; the company’s expectations regarding subscription and pipeline growth; and Imperva’s belief that its plan will address the security challenges for the cloud. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that the steps the company has taken and plans to take to address its sales execution challenges may prove insufficient; the risk that demand for the company’s data center security solutions may not increase and may decrease; the risk that Imperva may not timely introduce new products or versions of its products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to be better positioned to help handle business security threats and protect their businesses from major risk; the risk that the growth of Imperva may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-K filed with the Securities and Exchange Commission, or the SEC, on February 28, 2014 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva, pioneering the third pillar of enterprise security, fills the gaps in endpoint and network security by directly protecting high-value applications and data assets in physical and virtual data centers. With an integrated security platform built specifically for modern threats, Imperva data center security provides the visibility and control needed to neutralize attack, theft, and fraud from inside and outside the organization, mitigate risk, and streamline compliance. Over 3,100 customers in more than 75 countries rely on our SecureSphere® platform to safeguard their business. Imperva is headquartered in Redwood Shores, California. Learn more: www.imperva.com, our blog, on Twitter.

© 2014 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, and SecureSphere are trademarks of Imperva, Inc.

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IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	Mar 31 2014	Mar 31 2013
Net revenue:
Products and license	$11,971	$14,154
Services	19,545	14,431

Total net revenue	31,516	28,585
Cost of revenue(1):
Products and license	1,732	1,876
Services	6,020	4,415

Total cost of revenue	7,752	6,291

Gross profit	23,764	22,294
Operating expenses(1, 2):
Research and development	9,961	6,358
Sales and marketing	23,035	17,547
General and administrative	8,405	4,383
Amortization of purchased intangibles	204	—

Total operating expenses	41,605	28,288

Loss from operations	(17,841)	(5,994)
Other expense, net	(154)	(47)

Loss before provision (benefit) for income taxes	(17,995)	(6,041)
Provision (Benefit) for income taxes	(371)	154

Net loss	(17,624)	(6,195)
Add: Loss attributable to noncontrolling interest	213	136

Net loss attributable to Imperva, Inc. stockholders	$(17,411)	$(6,059)

Net loss per share of common stock attributable to
Imperva, Inc. stockholders, basic and diluted	$(0.69)	$(0.25)

Shares used in computing net loss per share of common stock, basic and diluted	25,255	23,905

(1) Stock-based compensation expense as included in above:
Cost of revenue	$374	$213
Research and development	1,792	666
Sales and marketing	2,430	1,333
General and administrative	2,070	641

Total stock-based compensation expense	$6,666	$2,853

(2) Acquisition-related expense as included in above:
Cost of revenue	156	—
General and administrative	1,243	—

Total acquisition-related expense	$1,399	$—

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of Mar 31 2014	As of Dec 31, 2013
Assets
Current assets:
Cash and cash equivalents	$70,747	$76,704
Short-term investments	35,167	38,381
Restricted cash, current	34	34
Accounts receivable, net	28,576	44,446
Inventory	693	512
Deferred tax assets	360	341
Prepaid expenses and other current assets	3,890	3,972

Total current assets	139,467	164,390

Property and equipment, net	6,493	5,475
Goodwill	34,972	—
Purchased intangible assets, net	10,465	—
Severance pay fund	4,360	4,140
Restricted cash	1,252	1,252
Deferred tax assets	42	42
Other assets	1,196	1,192

Total assets	$198,247	$176,491

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,634	$3,948
Accrued compensation and benefits	12,521	12,930
Accrued and other current liabilities	4,554	3,961
Deferred revenue	40,160	40,337

Total current liabilities	60,869	61,176

Other liabilities	10,444	1,993
Deferred revenue	20,867	22,715
Accrued severance pay	4,793	4,385

Total liabilities	96,973	90,269

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	217,803	187,957
Accumulated deficit	(116,106)	(98,695)
Accumulated other comprehensive loss	(425)	(428)

Total Imperva, Inc. stockholders’ equity	101,274	88,836
Noncontrolling interest	—	(2,614)

Total stockholders’ equity	101,274	86,222

Total liabilities and stockholders’ equity	$198,247	$176,491

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended
	Mar 31 2014	Mar 31 2013
Cash flows from operating activities:
Net loss	$(17,624)	$(6,195)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	799	626
Stock-based compensation	6,666	2,853
Amortization of acquired intangible assets	204	—
Amortization of premiums/accretion of discounts on short-term investments	109	186
Changes in operating assets and liabilities:
Accounts receivable, net	15,870	11,277
Inventory	(181)	13
Prepaid expenses and other assets	110	(598)
Accounts payable	(592)	(1,006)
Accrued compensation and benefits	(598)	802
Accrued and other liabilities	269	(714)
Severance pay, net	188	111
Deferred revenue	(2,025)	358
Deferred tax assets	(19)	(12)
Other	—	(8)

Net cash provided by operating activities	3,176	7,693

Cash flows from investing activities:
Purchase of short-term investments	(10,206)	(18,400)
Proceeds from sales/maturities of short-term investments	13,585	17,631
Net purchases of property and equipment	(1,718)	(511)
Change in restricted cash	—	(5)
Acquisitions, net of cash acquired	(12,083)	—

Net cash used in investing activities	(10,422)	(1,285)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of repurchases	1,289	628

Net cash provided by financing activities	1,289	628
Effect of exchange rate changes on cash	—	(83)

Net increase (decrease) in cash and cash equivalents	(5,957)	6,953

Cash and cash equivalents at beginning of period	$76,704	$59,201

Cash and cash equivalents at end of period	$70,747	$66,154

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	Mar 31 2014	Mar 31 2013
GAAP operating loss	$(17,841)	$(5,994)
Plus:
Stock-based compensation expense	6,666	2,853
Acquisition-related expense	1,399	—
Amortization of purchased intangibles	204	—

Non-GAAP operating loss	$(9,572)	$(3,141)

GAAP net loss attributable to Imperva, Inc. stockholders	$(17,411)	$(6,059)
Plus:
Stock-based compensation expense	6,666	2,853
Acquisition-related expense	1,399	—
Amortization of purchased intangibles	204	—

Non-GAAP net loss	$(9,142)	$(3,206)

Weighted average shares outstanding, basic and diluted	25,255	23,905
Non-GAAP net loss, basic and diluted	$(0.36)	$(0.13)

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Acquisition-related charges: GAAP requires expenses to be recognized for various types of events associated with a business acquisition, such as legal, accounting, advisory and other deal related expenses. These expenses vary significantly and are unique to each transaction. Additionally, Imperva does not acquire businesses on a predictable cycle. Imperva records these acquisition and other transaction costs as operating expenses when they are incurred. Imperva does not include these expenses when considering operating performance, and believes that these acquisition and other transaction costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Imperva excludes stock based compensation, amortization of intangibles and acquisition-related charges from its non-GAAP financial measures primarily because they are non-cash expenses or other expenses that it does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of its business.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com